4/8/82
                                [4712806]
                                                         EXHIBIT  1.A(6)(a)
                                                                -----------

                            ARTICLES OF INCORPORATION
                                       OF
          LUTHERAN BROTHERHOOD VARIABLE INSURANCE PRODUCTS COMPANY

            The undersigned, for the purpose of forming a corporation under the provisions of Chapter 300 of the Minnesota Statutes, do hereby establish a body corporate and adopt the following Articles of Incorporation:

                                   ARTICLE I.

            The name of this Corporation shall be Lutheran Brotherhood Variable Insurance Products Company. The principal office and place for the transaction of its business shall be in the City of Minneapolis, State of Minnesota.

                                   ARTICLE II.

            This Corporation is formed for the purpose of doing, and shall have the power to do, any and all of the kinds of insurance business specified in clauses (4) and (5)(a) of Section 60A.06, Subdivision 1 of the Minnesota Statutes, and any amendments to such clauses or provisions in substitution therefor which may be hereafter adopted, together with any kind or kinds of business to the extent necessarily or properly incidental to the kinds of insurance business which this Corporation is so authorized to do.

            In furtherance of the foregoing, and not in limitation thereof, this Corporation shall have the power:

            1. To make contracts of life and endowment insurance, to grant, purchase or dispose of annuities or endowments of any kind, and, in such contracts, or in contracts supplemental thereto, to provide for additional benefits in event of death of the insured by accidental means, total permanent disability of the insured, or specific dismemberment or disablement suffered by the insured;

            2. To establish and operate one or more separate accounts and issue contracts on a variable basis as provided in Sections 61A.13 to 61A.21 of the Minnesota Statutes, and any amendments thereto or provisions in substitution therefor which may be hereafter adopted.

            3. To insure against loss or damage by the sickness, bodily injury or death by accident of the insured or his dependents;

            4. To acquire and carry on all or any part of the business or property of any corporation engaged in a business similar to that authorized to be conducted by this Corporation, and to merge or consolidate with any corporation with which this Corporation shall be authorized to merge or consolidate under the laws of the State of Minnesota;

            5. To acquire, own, hold, buy, sell, lease, mortgage and in every other manner deal in real and personal property of every kind and description, wherever situated, including the shares of stock, bonds, debentures, notes, evidences of indebtedness and other securities, contracts or obligations of any corporation or corporations, association or associations, domestic or foreign, and to pay therefor other assets of this Corporation, stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation; and

            6. To make such investments, borrow such money and own such property as may now or hereafter be permitted to insurance companies under the laws of the State of Minnesota.

            The business of this Corporation may be conducted in all states, territories and dependencies of the United States of America, in all provinces of the Dominion of Canada, and in any other foreign country.

            This Corporation shall also have the general rights, powers and privileges of a corporation as the same now or hereafter are declared by the laws of the State of Minnesota and any and all other rights, powers and privileges now or hereafter granted by the laws relating to insurance adopted by the State of Minnesota or any law or laws of the State of Minnesota applicable to stock life insurance companies having power to do the kinds of business hereinabove referred to.

                                   ARTICLE III

            The management of this Corporation shall be exercised by a Board of Directors and by such committees, officers, employees and agents as the Board of Directors may authorize, elect or appoint. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, all of whom shall be stockholders of this Corporation and a majority of whom shall always be residents of the State of Minnesota. Directors shall be elected in such manner as the By-Laws of this Corporation may provide.

            The names and addresses of the first directors of this Corporation are as follows:

            NAME                                     ADDRESS

      Luther O. Forde                        5500 Vagabond Lane
                                             Plymouth, Minnesota  55446

      Robert P. Gandrud                      2000 Orkla Drive
                                             Golden Valley, Minnesota  55427

      David J. Larson                        6055 Manchester Drive
                                             Golden Valley, Minnesota  55427

      Clair E. Strommen                      2215 South Rosewood Lane
                                             St. Paul, Minnesota  55113

      David R. Zetzman                       5700 Garfield Avenue
                                             Minneapolis, Minnesota  55419

The term of office of such first directors shall be for one year or until the first annual meeting of the stockholders of this Corporation.

                                ARTICLE IV.

            The total authorized capital of this Corporation shall be $1,000,000 and shall be evidenced by 1,000,000 shares of Common Stock of the par value of $1 per share. The holders of shares of this Corporation shall not have any preemptive or preferential right of subscription to any of the shares of this Corporation, and the issuance and sale of such shares and the terms and conditions of such issuance and sale shall be as authorized and determined by the Board of Directors of this Corporation.

            Voting by the holders of shares of Common Stock of this Corporation for the election of directors shall not be cumulative.

                                ARTICLE V.

            In addition to the contingent and accrued contract liabilities of this Corporation, the maximum indebtedness to which this Corporation shall be subject at any one time shall not exceed one billion dollars ($1,000,000,000).

                                ARTICLE VI.

            The business of this Corporation shall be transacted on the stock plan; and this Corporation may issue contracts upon both the participating plan and the non-participating plan.

            The following persons shall be eligible to purchase contracts issued by this Corporation:

            1. Any member of Lutheran Brotherhood, or any person eligible for membership in Lutheran Brotherhood;

            2. Any Lutheran Church organization, trust, or employee benefit plan; and

            3. Such other persons as may from time to time be approved by the Board of Directors of this Corporation.

                                ARTICLE VII.

            This Corporation shall have the power to make gifts or contributions as provided in Section 300.66 of the Minnesota Statutes, and any amendments thereto or provisions in substitution therefor.

                                ARTICLE VIII.

            The duration of this Corporation shall be perpetual.

                                 ARTICLE IX.

            The names and places of residence of the persons forming this Corporation are:

           NAME                                  PLACE OF RESIDENCE

      Luther O. Forde                        5500 Vagabond Lane
                                             Plymouth, Minnesota  55446

      Robert P. Gandrud                      2000 Orkla Drive
                                             Golden Valley, Minnesota  55427

      David J. Larson                        6055 Manchester Drive
                                             Golden Valley, Minnesota  55427

            IN WITNESS WHEREOF, we have hereunto set our hands this
 20th day of April, 1982.
-----
                                                    /s/LUTHER O. FORDE
                                                 ---------------------------

                                                   /s/ROBERT P. GANDRUD
                                                 ---------------------------

                                                   /s/DAVID J. LARSON
                                                 ---------------------------
STATE OF MINNESOTA)
                  ) SS.
COUNTY OF HENNEPIN)

            On this 20th day of April, 1982, personally appeared before me,
                   ------
Luther O. Forde, Robert P. Gandrud and David J. Larson, to me known to be the persons described in and who executed the foregoing Articles of Incorporation, and they acknowledged that they were persons of full age and that they executed the foregoing Articles of Incorporation for the uses and purposes therein expressed.
                                              /s/FRANK B. BUTLER
                                          ----------------------------------

                                  [SEAL]        FRANK B. BUTLER
                                          NOTARY PUBLIC - MINNESOTA
                                                HENNEPIN COUNTY
                                     My Commission Expires Mar. 5, 1987


            The within Articles of Incorporation are hereby approved this 20th day of April, 1982.
----
            [SEAL]                                    /s/
        (Insurance Division Seal)          ---------------------------------
                                              Commissioner of Insurance
                                      /initials/  State of Minnesota

                                        STATE OF MINNESOTA
                                       DEPARTMENT OF STATE
                             I hereby certify that the within instrument
                             was filed for record in this office on
                             the  20  day of  April A.D. 1982
                                 ----                   ------
                             at 4:30 o'clock  P  M and was duly recorded in
                               ------        ---
                             Book  B57  of Incorporations, on page 661
                                  -----                           -----
                                                /s/
                                 /initials/   Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
            LUTHERAN BROTHERHOOD VARIABLE INSURANCE PRODUCTS COMPANY

            We, the undersigned, Clair E. Strommen and David J. Larson, respectively the President and the Secretary of Lutheran Brotherhood Variable Insurance Products Company, a Minnesota corporation, do hereby certify and declare as follows:

            1. That a special meeting of the shareholders of said Company was duly held on November 8, 1982 at 11:30 o'clock A.M. at the offices of Lutheran Brotherhood, Minneapolis, Minnesota.

            2. That, pursuant to action of the Board of Directors of said Company, one of the purposes of said meeting was to consider and vote upon an amendment to the Articles of Incorporation of said Company, and that the Board of Directors of said Company proposed said amendments and approved the same subject to approval and adoption thereof by the shareholders.

            3. That each of the shareholders consented to and waived notice of said meeting and attended said meeting.

            4. That at the date of said meeting said Company had issued an outstanding 1,000,000 shares of capital stock of the par value of $1 per share, each of which was entitled to one vote aggregating 1,000,000 votes, and that 1,000,000 shares, entitled to 1,000,000 votes, were represented in person or by proxy at said meeting.

            5. That at said meeting, by the unanimous affirmative vote of all of the 1,000,000 votes to which all shareholders were entitled, the following resolutions were adopted:

            RESOLVED, that Article IV of the Articles of Incorporation of the Corporation is hereby amended to be and read, in its entirety, as follows:

                                "ARTICLE IV."

                  "The total authorized capital of this Corporation
            shall be $2,000,000 and shall be evidenced by 2,000,000 shares of Common Stock of the par value of $1 per share. The holders of shares of this Corporation shall not have any preemptive or preferential right of subscription to any of the shares of this Corporation, and the issuance and sale of such shares and the terms and conditions of such issuance and sale shall be as authorized and determined by the Board of Directors of this Corporation."

                  "Voting by the holders of shares of Common Stock of
            this Corporation for the election of directors shall not be cumulative."

            RESOLVED, that these resolutions shall be embraced in a certificate duly executed by the President and the Secretary of the Corporation, under its corporate seal, and approved, filed and published in the manner prescribed for the execution, approval, filing and publishing of an original certificate of incorporation under the applicable laws of the State of Minnesota.

            IN TESTIMONY WHEREOF, we, as the President and the Secretary, respectively, of said Company, have hereunto set our hands and affixed the corporate seal of said Company this Eighth day of November, 1982.

                                                    /s/CLAIR E. STROMMEN
                                                    CLAIR E. STROMMEN
                                                    President

                                                    /s/DAVID J. LARSON
(Corporate Seal)                                   Secretary


STATE OF MINNESOTA)
                  )  SS.
COUNTY OF HENNEPIN)

            On this Eighth day of November, 1982, before me, a Notary Public within and for said County, personally appeared Clair E. Strommen and David J. Larson, to me personally known and known to be the persons described in and who executed the foregoing certificate, who, being each by me duly sworn, did say that they are the President and the Secretary, respectively, of Lutheran Brotherhood Variable Insurance Products Company, the corporation named in and on behalf of which the foregoing certificate was made; that the statements contained in the foregoing certificate are true in substance and in fact; that the seal affixed to the foregoing certificate is the corporate seal of said corporation, and that said certificate was executed on behalf of said corporation by authority of its shareholders and its Board of Directors; and the said Clair E. Strommen and David J. Larson each acknowledged that he executed the same as his free act and deed and acknowledged the same to be the free act and deed of said corporation.

[SEAL]      OTIS F. HILBERT
    NOTARY PUBLIC - RAMSEY COUNTY, MINN.             /s/OTIS F. HILBERT
    My commission Expires Sept. 11, 1987     -------------------------------

(Notarial Seal)



            The within Amendments to the Articles of Incorporation of Lutheran Brotherhood Variable Insurance Products Company are hereby approved this 22nd day of November, 1982.
    ------
                                                    /s/THOMAS O'MALLEY
                                            --------------------------------
                         /Temporary - Initials/  Commissioner of Insurance
                                                    State of Minnesota
(Insurance Division Seal)







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